Exhibit 99.1

PandoLogic Ltd.

Consolidated Financial Statements
As of December 31, 2019

PandoLogic Ltd. and its subsidiaries

Consolidated Financial Statements as of December 31, 2019

Contents

Page
Report of Independent Auditors	2
Consolidated Balance Sheets	3
Consolidated Statements of Operations	5
Consolidated Statement of Changes in Convertible Preferred Shares and Shareholders' Deficit
6
Consolidated Statements of Cash Flows	7
Notes to the Consolidated Financial Statements	8

Independent Auditors' Report to the Board of Directors and Shareholders of PandoLogic Ltd.

We have audited the accompanying consolidated balance sheets of PandoLogic Ltd. and its subsidiaries (hereinafter - "the Company") as of December 31, 2019 and 2018 and the related consolidated statements of operations, changes in convertible preferred shares and shareholders' deficit and cash flows for each of the years in the two year period ended December 31, 2019. These consolidated financial statements are the responsibility of the Company's Board of Directors and of its management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control• over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the Board of Directors and by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018 and the results of its operations, changes in convertible preferred share and shareholders' deficit and its cash flows for each of the years in the two year period ended December 31, 2019 in accordance with generally accepted accounting principles in the United States of America (US GAAP).

2

PandoLogic Ltd. and its subsidiaries

Consolidated Balance Sheets as of December 31

		2019	2018
	Note	US$ thousands	US$ thousands

Assets

Current assets	3
Cash and cash equivalents		1,321	2,443
Trade receivable	4	6,238	1,222
Other receivables	5	1,143	673

Total current assets		8,702	4,338

Long-term deposits		40	39

Property and equipment, net	6	200	168

Total assets		8,942	4,545

The accompanying notes are an integral part of the consolidated financial statements.

3

PandoLogic Ltd. and its subsidiaries

Consolidated Balance Sheets as of December 31

		2019	2018
Liabilities, convertible preferred shares and shareholders’ deficit	Note	US$ thousands	US$ thousands

Current liabilities
Short term loan and current maturities of long-term loan	11	2,508	1,079
Trade payables		3,002	451
Deferred Income		149	222
Other payables and accruals	7	1,386	823

Total current liabilities		7,045	2,575
Long-term loan excluding current maturities	11	421	845

Total long-term liabilities		421	845

Convertible preferred shares and shareholders’ deficit	8
Series A1 preferred shares, NIS 0.01 par value; 13,667 shares authorized, issued and outstanding on December 31, 2019 and 2018 (liquidation preference of $117 thousand on December 31, 2019 and 2018)		117	117

Series A2 preferred shares, NIS 0.01 par value; 44,528 shares authorized, issued and outstanding on December 31, 2019 and 2018 (liquidation preference of $380 thousand on December 31, 2019 and 2018)		380	380

Series A3 preferred shares, NIS 0.01 par value; 0 and 336,276 shares authorized on December 31, 2019 and 2018 respectively, 0 and 47,459 shares issued and outstanding on December 31, 2019 and 2018 respectively (liquidation preference of 0 and $457 thousand on December 31, 2019 and 2018 respectively)		-	138

Series A3-1 preferred shares, NIS 0.01 par value; 0 and 336,276 shares authorized on December 31, 2019 and 2018 respectively, 0 and 270,558 shares issued and outstanding on December 31, 2019 and 2018 respectively (liquidation preference of 0 and $2,603 thousand on December 31, 2019 and 2018 respectively)		-	2,704

Series B preferred shares, NIS 0.01 par value; 1,471,769 and 1,555,184 shares authorized on December 31, 2019 and 2018 respectively, 1,170,569 and 1,253,984 shares issued and outstanding on December 31, 2019 and 2018 respectively (liquidation preference of $6,996 and $6,943 thousand on December 31, 2019 and 2018 respectively)		3,222	3,482

Series B-1 preferred shares, NIS 0.01 par value; 0 and 384,615 shares authorized on December 31, 2019 and 2018 respectively, 0 and 301,200 shares issued and outstanding on December 31, 2019 and 2018 respectively (liquidation preference of 0 and $1,571 thousand on December 31, 2019 and 2018 respectively)		-	888

Series B-2 preferred shares, NIS 0.01 par value; 992,025 shares authorized; 910,403 shares issued and outstanding on December 31, 2019 and 2018, (liquidation preference of $5,129 and $4,749 thousand on December 31, 2019 and 2018, respectively)		2,900	2,900

Series C preferred shares, NIS 0.01 par value; 1,977,140 shares authorized; 1,903,168 shares issued and outstanding on December 31, 2019 and 2018 (liquidation preference of $11,509 and $10,656 thousand on December 31, 2019 and 2018, respectively)		6,548	6,548

Series C-1 preferred shares, NIS 0.01 par value; 1,452,755 shares authorized;
issued and outstanding on December 31, 2019 (liquidation preference of $11,762 and $10,891 thousands on December 31, 2019 and 2018, respectively)		7,950	7,950
Total convertible preferred shares		21,117	25,107

Ordinary shares, NIS 0.01 par value; 12,515,103 and 11,374,521 share authorized on	9
December 31, 2019 and 2018 respectively, 1,080,577 and 1,074,452 shares
issued and outstanding on December 31, 2019 and 2018, respectively.		3	3
Additional paid-in capital		9,517	5,514
Accumulated deficit		(29,161)	(29,499)
Total shareholders' deficit		(19,641)	(23,982)

Total convertible preferred shares and shareholder’s deficit		1,476	1,125

Total liabilities and convertible preferred shares and shareholders’ capital		8,942	4,545

The accompanying notes are an integral part of the consolidated financial statements

4

PandoLogic Ltd. and its subsidiaries

Consolidated Statements of Operations for the year ended December 31,

		2019	2018
	Note	US$ thousands	US$ thousands
Revenues from services		18,167	12,704

Operating expenses:
Cost of revenues		8,001	2,858
Research and development	14A	4,207	4,229
Sales and marketing	14B	3,431	3,394
General and administrative	14C	1,779	1,685

Total operating expenses		17,418	12,166

Profit from operations		749	538

Finance expenses, net	15	306	187

Profit before taxes on income		443	351

Taxes on income	12	105	45

Net Profit		338	306

The accompanying notes are an integral part of the consolidated financial statements.

5

PandoLogic Ltd. and its subsidiaries

Consolidated Statement of Changes in Convertible Preferred Shares and Shareholders’ Deficit

	Convertible preferred shares		Ordinary shares		Additional paid-in capita	Accumulated deficit	Total shareholders deficit
	Number of	US$	Number of	US$	US$	US$	US$
	Shares	thousands	Shares	Thousands	thousands	thousands	thousands

Balance at December 31, 2017	*6,197	25,107	*1,075	3	5,478	(29,805)	(24,324)

Share-based compensation	-	-	-	-	36	-	36
Net profit	-	-	-	-	-	306	306

Balance at December 31, 2018	*6,197	25,107	*1,075	3	5,514	(29,499)	(23,982)

Share-based compensation			-	-	7	-	7
Exercise of options			6	***-	6	-	6
Treasury shares at cost**	(702)	(3,990)	-	-	3,990	-	3,990
Net profit			-	-	-	338	338

Balance at December 31, 2019	5,495	21,117	1,081	3	9,517	(29,161)	(19,641)

*Reclassified

**See Note 8

*** Less than 1,000 USD

The accompanying notes are an integral part of the consolidated financial statements.

6

PandoLogic Ltd. and its subsidiaries

Consolidated Statements of Cash Flows for the year ended December 31,

Consolidated Statements of Cash Flows for the year ended December 31,
	2019	2018*
	US$ thousands	US$ thousands

Cash flows from operating activities
Net profit	338	306

Adjustments to reconcile net loss to net cash flows used in operating activities: Finance expenses, net	306	187
Tax expenses	105	45
Depreciation	95	108
Share based compensation	7	36
Decrease in deferred income	(73)	(134)
(Increase) decrease in trade receivables	(5,016)	16
Increase in other receivables	(470)	(504)
Increase (decrease) in trade payables	2,551	(449)
Increase (decrease) in other payables and accruals	563	(380)
Interest expense paid/received, net	(86)	(160)
Taxes paid	(24)	(45)

Net cash - operating activities	(1,704)	(974)

Cash flows from investing activities
Changes in long-term deposits, net	(1)	8
Acquisition of property and equipment	(127)	(31)

Net cash - investing activities	(128)	(23)

Cash flows from financing activities

Changes in short-term loan, net	1,372	(311)
Proceeds from long term loan	—	1,500
Repayment of long term loan	(586)	(203)
Proceeds from exercise of options	6	—

Net cash - financing activities	792	986

Decrease in cash and cash equivalents	(1,040)	(11)

Cash and cash equivalents at the beginning of the year	2,443	2,481

Exchange differences on balances of cash and cash equivalents	(82)	(27)

Cash and cash equivalents at end of the year	1,321	2,443

*Reclassified

The accompanying notes are an integral part of the consolidated financial statements.

7

PandoLogic Ltd. and its subsidiaries

Notes to the Consolidated Financial Statements as of December 31, 2019

Note 1 - Nature of the Business

PandoLogic Ltd. along with its Subsidiaries (the “Company”), is a leading recruitment technology company that specializes in performance-based recruitment solutions, delivering the first truly programmatic solution for the recruitment industry. PandoLogic brings the advantages and efficiencies of programmatic technology to the recruitment industry through a comprehensive offering that includes AI and machine learning powered programmatic campaign management, predictive campaign analytics, and access to many hundreds of job posting sites. Each application is built on PandoLogic’s proprietary taxonomy which delivers industry leading performance. Through this unique offering, PandoLogic delivers superior recruitment results, reducing cost, improving time to hire and providing visibility of key data metrics in the sourcing process.

PandoLogic was founded in 2007 to serve internet job boards, providing white-label job site software to the publishing industry. The Company’s unique foundation has provided it with over 10 years of historical job campaign data, which cannot be replicated by new competitors. Recruitment data from millions of job campaigns throughout the Company’s history has delivered scale to its robust taxonomy, which is constantly refined by machine learning and natural language processing. As the recruitment landscape evolved, PandoLogic expanded its product offering beyond job site software, building programmatic and predictive solutions to efficiently connect employers and qualified job seekers in innovative ways. PandoLogic’s mission is to make online recruitment advertising, an efficient and results-driven process for employers.

The Company is an Israeli corporation incorporated on January 1, 2007 and has two wholly owned subsidiaries in the United States; PandoLogic, Inc. (fka RealMatch.) and RMOldCo (fka RealMatch,Inc.). Both subsidiaries are Delaware corporations, and the latter is a non-operating entity.

The accompanying consolidated financial statements have been prepared on a basis which assumes that the Company will continue as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred losses from operations since its inception and has a net shareholders' deficit. Management's plans with regard to these matters include continued development, sales, and marketing of its products as well as seeking additional financing arrangements.

Management's plans contemplate that cash generated from operations, and other available lines of credit will be sufficient to meet its obligations as they become due for the foreseeable future. If such available sources of cash are not sufficient, management has the intent and ability to reduce expenses so that it can continue to meet its obligations.

Note 2 - Summary of Significant Accounting Policies

The significant accounting policies followed in the preparation of the financial statements, applied on a consistent basis, are as follows:

A.	Basis of presentation

The financial statements are presented in accordance with United States generally accepted accounting principles (“U.S. GAAP”).

B.	Basis of consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, RealMatch Inc. (fka The Job Network, Inc.) and RMOldCo (fka RealMatch, Inc.). All intercompany accounts and transactions have been eliminated in consolidation.

8

PandoLogic Ltd. and its subsidiaries

Notes to the Consolidated Financial Statements as of December 31, 2019

Note 2 - Summary of Significant Accounting Policies (cont’d)

C.	Use of estimates

The preparation of the Company consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities, at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to assessing the fair value of the Company’s ordinary shares and share options granted to employees and service providers and allowance for doubtful accounts. The markets for the Company’s products are characterized by intense competition, rapid technological development and frequent product introduction, all of which could impact the future realization of the Company’s assets. Actual results could differ from Management’s estimates.

D.	Foreign currency translation

The functional currency of the Company is the United States Dollar (“USD”). The financial statements of the Israeli Company have been translated into USD in accordance with ASC 830 “Foreign Currency Translation”, whereby all monetary assets and liabilities denominated in a non-USD currency are translated using the year-end exchange rate and non-monetary assets and liabilities and capital accounts denominated in a non-USD currency are translated using historical exchange rates.

Income statement accounts of the Israeli Company denominated in a non-USD currency are translated using the exchange rates in effect on the transaction dates, except for depreciation, which is translated using historical exchange rates. Adjustments from the translation of the Company’s financial statements to USD and foreign exchange transaction gains and losses are included in the operating results for the period in which exchange rates change.

The translation should not be construed as a representation that the foreign currency amounts upon which the translation is based actually represent, or could be converted into, USD.

E.	Cash and cash equivalents

Cash and cash equivalents consist of cash and deposits with original maturity of three months or less from the date of the investment.

F.	Provision for doubtful accounts

The financial statements include general provisions for doubtful debts, which, in management's opinion, adequately reflect the estimated losses resulting from account receivables for which the collection is not reasonably probable. Doubtful debts, which according to Company’s management opinion are unlikely to be collected, are written-off from the Company’s books, based on a management resolution. Management's determination of the adequacy of the provision is based, inter alia, on an evaluation of the risk, by considering the available information on the financial position of the debtors, the volume of their business, the age of the receivable balance, an evaluation of the security received from them and past experience. The changes in the provision during the year:

	Year ended December 31
	2019	2018
	US$ thousands	US$ thousands

Opening balance	31	35
Additions during the year	176	12
Deductions during the year	(28)	(16)

Closing balance	179	31

9

PandoLogic Ltd. and its subsidiaries

Notes to the Consolidated Financial Statements as of December 31, 2019

Note 2 - Summary of Significant Accounting Policies (cont’d)

G.	Concentration of credit risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash, cash equivalents and trade receivable. The Company maintains bank accounts in financial institutions that management believes have strong credit ratings.

H.	Property and equipment

Property and equipment are stated at cost less accumulated depreciation and amortization.

Depreciation is calculated by the straight-line method on the basis of the estimated useful lives of the assets using the following annual rates:

Years
Computers	3
Office equipment and furniture	5-10
Leasehold improvements are depreciated over the shorter
of the underlying lease or 10 years

I.	Revenue recognition

The Company recognizes revenue when the fee is fixed or determinable, persuasive evidence of an arrangement exists, the service has been performed and collectability of the resulting receivable is reasonably assured.

The Company generates revenue primarily from performance driven recruitment campaigns run on behalf of large enterprises and through transaction fees it charges its network Affiliates for various advertising units sold to employer advertisers via the Company powered job board platform across the Affiliate network and through ecommerce sales on the destination site www.thejobnetwork.com. The Company recognizes revenue based on the gross amount billed to customers.

J.	Research and development

Costs associated with the research and development of web-based technology are expensed prior to the establishment of technological feasibility.

K.	Liability in respect of employee’s severance payments

The company’s liability for severance pay for its employees’ is calculated pursuant to Israeli Severance Pay Law (1963) (the “Severance Pay Law”). The company’s liability is covered by monthly deposits with severance pay funds and insurance policies. For all of the company’s employees, the payments to pension funds and to insurance companies exempt the company from any obligation towards its employees, in accordance with Section 14 of the Severance Pay Law, which is accounted for as a defined contribution plan (as defined below). Accumulated amounts in pension funds and in insurance companies are not under the company’s control or management and, accordingly, neither those amounts nor the corresponding accrual for severance pay are presented in the consolidated statements of financial position.

10

PandoLogic Ltd. and its subsidiaries

Notes to the Consolidated Financial Statements as of December 31, 2019

L.	Stock compensation plans

Employees and directors

The Company accounts for its directors and employees stock-based compensation awards in accordance with ASC Topic 718, Compensation - stock compensation. ASC Topic 718 requires that all stock-based compensation be recognized as an expense in the financial statements and that such cost be measured at the fair value of the awards at the grant date, ultimately expected to vest (net of forfeitures). The Company recognizes the cost of awards with graded vesting based on a straight-line method.

M.	Income taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for deferred tax assets if it is more likely than not, the Company will not be able to realize their benefit. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Deferred tax assets and liabilities are classified as current or noncurrent items in accordance with the nature of the assets or liabilities to which they relate. When there are no underlying assets or liabilities the deferred tax assets, and liabilities are classified in accordance with the period of expected reversal. Income tax expenses represent the tax payable for the period and the changes during the period in deferred tax assets and liabilities.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amountthatisgreaterthan50%likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgement occurs.

N.	Un adopted issued accounting standards

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers. ASU 2014-09 outlines a new, single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The new model will require revenue recognition to depict the transfer of promised goods or services to customers in an amount that reflects the consideration a company expects to receive in exchange for those goods or services. The amendments in ASU 2014-09 are effective for annual reporting periods ending after December 15, 2020, including interim periods within that reporting period. The standard can be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Company examined the effects of applying ASU 2014-09.

In February 2016, the FASB issued ASU 2016-02, which requires lessees to recognize most of their leases on balance sheet as a right-of-use asset and a lease liability. This ASU is effective for interim and annual periods in fiscal years ending after December 15, 2022. Early adoption is permitted. The Company has not yet commenced examining the effects of adopting ASU 2016- 02 on the financial statements.

11

PandoLogic Ltd. and its subsidiaries

Notes to the Consolidated Financial Statements as of December 31, 2019

Note 3 - Cash and Cash Equivalents

	December 31
	2019	2018
	US$ thousands	US$ thousands

In U.S. dollars	869	2,032
In New Israeli Shekels	452	411

	1,321	2,443

Note 4 - Trade receivable

	December 31
	2019	2018
	US$ thousands	US$ thousands

Open accounts	6,417	1,253
Provision for doubtful debts	(179)	(31)

	6,238	1,222

Note 5 - Other Receivables

	December 31
	2019	2018
	US$ thousands	US$ thousands

Prepaid expenses	1,059	617
Government institutions	15	6
Other debtors	69	50

	1,143	673

12

PandoLogic Ltd. and its subsidiaries

Notes to the Consolidated Financial Statements as of December 31, 2019

Note 6 - Property and Equipment, Net

Property and equipment consist of the following for the period presented:

		December 31
	Estimated useful	2019	2018
	life (years)	US$ thousands	US$ thousands

Cost:

Computers	3	1,038	911
Office equipment and furniture	5-10	64	64
Leasehold improvements	5-10	167	167
		1,269	1,142
Less: accumulated depreciation		1,069	974

Property and equipment, net		200	168

Depreciation expenses for the years ended December 31, 2019 and 2018 were $95 thousand and $108 thousand, respectively.

Note 7 - Other Payable and Accruals

	December 31
	2019	2018
	US$ thousands	US$ thousands

Governmental institutions	214	83
Accrued expenses	808	357
Provision for vacation	85	82
Employees and related benefits	161	140
Others	118	161

	1,386	823

Note 8 - Convertible Preferred Shares

The Series A1 Preferred Shares, Series A2 Preferred Shares, Series A3 Preferred Shares, Non-Voting series A3-1 Preferred Shares, Series B Preferred Shares, Non-Voting Series B-1 Preferred Shares, Series B-2 Preferred Shares, Series C Preferred Shares, and Series C-1 Preferred Shares shall be referred to herein as the “Preferred Share”.

During 2019 Baytech, one of the Company’s investors, dissolved their fund and thus sold all their shares back to the company for the consideration of $ 100. As a result, 47,459 A-3, 270,558 A3-1, 83,415 B and 301,200 B-1 Preferred shares were sold back by Baytech to the company and were forfeited

The Preferred shares have the following characteristics:

13

PandoLogic Ltd. and its subsidiaries

Notes to the Consolidated Financial Statements as of December 31, 2019

Note 8 - Convertible Preferred Shares (cont’d)

A.	Voting

Each Preferred Share except for the Non-Voting Series A3-1 Preferred Shares and the Non- Voting Series B-1 Preferred Shares (the “Non-Voting Preferred Shares”) shall have the right to one vote for each Ordinary Share into which such Preferred Share is convertible, with respect to every resolution brought before the General Meeting of the Company. The Preferred Shares shall have all the rights, powers and authorities associated with the shares of the Company as provided in the Company's in effect Articles of Association (the “Company’s Articles”), including the power to appoint Directors, to receive notices of, and to vote at General Meetings of the Company, to receive dividends and any surplus upon the liquidation of the Company. Except as specifically set forth otherwise in the Company's Articles, the holders of the Ordinary Shares and Preferred Shares shall not be entitled to any class vote and every holder of Preferred Shares (except for the Non-Voting Preferred Shares) shall vote, together with the Ordinary Shares, as one class, except with respect to direct changes of the rights attached to such shares under the Company's Articles.

B.	Dividends

No dividends shall be paid otherwise than in accordance with order of preference set forth in note 8C below, subject to applicable law and the Company’s Articles.

Through December 31, 2019 and 2018, no dividends have been declared or paid by the

Company.

C.	Liquidation preference

In the event of any Liquidation Event (as such term is defined in the Company's Articles), first, the holders of the Series C-1 Preferred Shares shall been titled to receive, prior and in preference to any distribution of any of proceeds to the holders of any other shares of the Company, by reason of their ownership thereof, an amount per share equal to the Original C-1 Issue Price plus an amount equal to eight percent (8%) per annum, compounded annually, from the date of issuance of each such share to the date of the Liquidation Event, plus any declared and unpaid dividends on each Series C-1 Preferred Share, less any cash dividends distributed to the holders of the Series C-1 Preferred Shares in accordance with the provisions of these Articles (aggregately for all outstanding Series C-1 Preferred Shares, the “Preferred C-1 Preference”). If upon the occurrence of such event, the proceeds thus distributed among the holders of the Series C-1 Preferred Shares shall be insufficient to permit the payment to such holders of the full Preferred C-1 Preference, then the proceeds legally available for distribution shall be distributed ratably among the holders of the Series C-1 Preferred Shares in proportion to the preferential amounts each such holder is entitled to receive.

Second, upon the completion of the distribution of the Preferred C-1 Preference in accordance with the provisions of the Company’s Articles of Association, and out of the remaining proceeds available for distribution to shareholders (if any), the holders of the Series C Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of proceeds to the holders of any other shares of the Company, by reason of their ownership thereof, an amount per share equal to the Original C Issue Price plus an amount equal to eight percent (8%) per annum, compounded annually, from the date of issuance of each such share to the date of the Liquidation Event, plus any declared and unpaid dividends on each Series C Preferred Share, less any cash dividends distributed to the holders of the Series C Preferred Shares in accordance with the provisions of these Articles (aggregately for all outstanding Series C Preferred Shares, the “Preferred C Preference”). If upon the occurrence of such event, the proceeds thus distributed among the holders of the Series C Preferred Shares shall be insufficient to permit the payment to such holders of the full Preferred C Preference, then the proceeds legally available for distribution (after distribution of the Preferred C-1 Preference) shall be distributed ratably among the holders of the Series C Preferred Shares in proportion to the preferential amounts each such holder is entitled to receive.

14

PandoLogic Ltd. and its subsidiaries

Notes to the Consolidated Financial Statements as of December 31, 2019

Note 8 - Convertible Preferred Shares (cont’d)

Third, upon the completion of the distribution of the Preferred C-1 Preference and the Preferred C Preference in accordance with the provisions of the Company’s Articles of Association, and out of the remaining proceeds available for distribution to shareholders (if any), the holders of the Series B-2 Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of proceeds to the holders of any other shares of the Company, by reason of their ownership thereof, an amount per share equal to the Original B-2 Issue Price plus an amount equal to eight percent (8%) per annum, compounded annually, from the date of issuance of each such share to the date of the Liquidation Event, plus any declared and unpaid dividends on each Series B-2 Preferred Share, less any cash dividends distributed to the holders of the Series B-2 Preferred Shares in accordance with the provisions of these Articles (aggregately for all outstanding Series B-2 Preferred Shares, the “Preferred B-2 Preference”). If upon the occurrence of such event, the proceeds thus distributed among the holders of the Series B-2 Preferred Shares shall be insufficient to permit the payment to such holders of the full Preferred B-2 Preference, then the proceeds legally available for distribution (after distribution of the Preferred C-1 Preference and the Preferred C Preference) shall be distributed ratably among the holders of the Series B-2 Preferred Shares in proportion to the preferential amounts each such holder is entitled to receive.

Fourth, upon the completion of the distribution of the Preferred C-1 Preference, the Preferred C Preference and the Preferred B-2 Preference, and out of the remaining proceeds available for distribution to shareholders (if any), the holders of Preferred B Shares shall be entitled to receive, prior and in preference to any distribution of any of the proceeds to the holders of any of the other securities of the Company, by reason of their ownership thereof, an amount per share equal to the Original B Issue Price plus an amount equal to eight percent (8%) per annum, compounded annually, from the date of issuance of each such share to the date of the Liquidation Event, plus any declared and unpaid dividends, less any cash dividends distributed to the holders of the Series B Preferred Shares in accordance with the provisions of these Articles (aggregately for all outstanding Series B Preferred Shares, the “Preferred B Preference”).

If upon the occurrence of such event, the proceeds thus distributed among the holders of the Series B Preferred Shares and the Non-Voting Series B-1 Preferred Shares shall be insufficient to permit the payment to such holders of the full Preferred B Preference, then such proceeds (after distribution of the Preferred B-2 Preference, the Preferred C Preference and the Preferred C-1 Preference) shall be distributed ratably among the holders of the Preferred B Shares and the Non-Voting Series B-1 Preferred Shares in proportion to the preferential amounts each such holder is entitled to receive.

Fifth, upon the completion of the distribution of the Preferred C-1 Preference, the Preferred C Preference, the Preferred B-2 Preference and the Preferred B Preference in accordance with the provisions of the Company’s Articles, and out of the remaining proceeds available for distribution to shareholders (if any), the holders of Series A1 Preferred Shares and Series A2 Preferred Shares shall be entitled to receive, pari passu and prior and in preference to any distribution of any of the proceeds to the holders of any other shares of the Company, by reason of their ownership thereof, an amount per share equal to the Original A1 Issue Price of such Series A1 Preferred Shares and the Original A2 Issue Price of such Series A2 Preferred Shares (as applicable) , plus any declared and unpaid dividends, less any cash dividends distributed to the holders of the Series A1 Preferred Shares and Series A2 Preferred Shares (as applicable) in accordance with the provisions of these Articles (aggregately for all outstanding Series A1 Preferred Shares and Series A2 Preferred Shares, the “Preferred A1 and A2 Preference”). If upon the occurrence of such event, the proceeds thus distributed among the holders of the Series A1 Preferred Shares and Series A2 Preferred Shares shall be insufficient to permit the payment to such holders of the full Preferred A1 and A2 Preference, then the proceeds legally available for distribution (after distribution of the Preferred C-1 Preference, the Preferred C Preference, the Preferred B-2 Preference and the Preferred B Preference) shall be distributed ratably among the holders of the Series A1 Preferred Shares and Series A2 Preferred Shares in proportion to the preferential amounts each such holder is entitled to receive.

15

PandoLogic Ltd. and its subsidiaries

Notes to the Consolidated Financial Statements as of December 31, 2019

Note 8 - Convertible Preferred Shares (cont’d)

Sixth, upon the completion of the distribution in accordance with the provisions of the Company’s Articles of Association, the remaining proceeds available for distribution to shareholders shall be distributed among all Shareholders (including, without limitation, the holders of the Preferred Shares) pro rata in proportion to the number of shares of Ordinary Shares held by each holder (on an as converted basis).

D.	Conversion

Each Preferred Share shall be convertible, at the option of the holder of such share, at any time after the date of issuance of such share, into such number of fully paid and non assessable Ordinary Shares of the Company as is determined by dividing the applicable Original Preferred Share Issue Price by the applicable Conversion Price at the time in effect for such share. No fractional shares shall be issued upon conversion of the Preferred Shares, and the number of Ordinary Shares to be issued shall be rounded to the nearest whole share.

All issued and outstanding Preferred Shares (other than Series C Preferred Shares and Series C-1 Preferred Shares) shall automatically be converted into Ordinary Shares (subject to Article 4.6.11 below) at the applicable Conversion Price at the time in effect for such Preferred Share upon the earlier of: (i) the closing of a Series B Qualified IPO; and (ii) the written consent of the majority of the issued and outstanding Preferred B-2 Shares and Preferred B Shares (on an as converted basis), provided that such majority includes Viola. All issued and outstanding Series C Preferred Shares shall automatically be converted into Ordinary Shares (subject to Article 4.6.11 below) at the applicable Conversion Price at the time in effect for such Preferred Share upon the earlier of: (i) the closing of a Qualified IPO; and (ii) the written consent of the majority of the issued and outstanding Series C Preferred Shares (on an as converted basis). All issued and outstanding Series C-1 Preferred Shares shall automatically be converted into Ordinary Shares at the applicable Conversion Price at the time in effect for such Preferred Share upon the earlier of: (i) the closing of a Qualified IPO; and (ii) the written consent of the majority of the issued and outstanding Series C-1 Preferred Shares (on an as converted basis).

Anti-Dilution Protection:

The Preferred Conversion Price (as such term is defined in the Company's Articles of Association) of any series of Preferred Shares shall be adjusted, using a broad-based weighted average anti-dilution formula, upon each issuance by the Company of any additional shares, for a consideration per share less than the applicable Preferred Conversion Price of such series of Preferred Shares, in effect immediately prior to the time of such issue or sale.

Note 9 - Ordinary Shares

Each share of ordinary shares is entitled to one vote. The holders of common shares are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holders of all classes of shares outstanding.

The Company issued 6,125 shares against options exercised during 2019.

16

PandoLogic Ltd. and its subsidiaries

Notes to the Consolidated Financial Statements as of December 31, 2019

Note 10 - Shares Option Plan

In January 2007, the Company’s Board of Directors adopted the Company Incentive Option Plan (the “Option Plan”). The Option Plan provides for the grant of share options for the purchase of up to

2,547,004 shares of the Company’s ordinary shares by officers, employees, consultants and directors of the Company. As at December 31, 2019 there were 552,385 options available for future grant under the Plan.

Under the Option Plan, the Board of Directors is responsible for administration of the Plan. The Board determines the term of each option, the option exercise price and the number of shares for which each option is granted and the vesting schedule of each option.

The following is a summary of shares option activity and related information for the year ended December 31, 2019:

	Number	Weighted average
	outstanding	remaining	Number exercisable
Exercise price	as at December 31,	contractual life	as at December 31,
	2019	(in years)	2019
$0.917	1,870,022	5.97	1,259,106

The option allotments are as follows:
			Weighted
		Share	average
		Options	exercise price

Outstanding - December 31, 2017		1,819,235
Options forfeited		(47,039)	$0.917

Outstanding - December 31, 2018		1,772,196
Options exercised		(6,125)	$0.917
Options granted		766,350	$0.917
Options forfeited		(662,399)	$0.917

Outstanding - December 31, 2019		1,870,022

Exercisable at end of December 31, 2019		1,259,106

Options available for future grants		552,229

The Company applies ASC 718 in respect of options granted to employees using the Black-Scholes model and recorded net compensation expense in respect of amortization of $7 thousand and $36 thousand for the years ended December 31, 2019 and 2018, respectively, based on the following parameters:

Volatility	40%-80%
Risk-free interest rate	0.64%-2. 73%
Expected dividends	-
Expected life	4.36-9.49

17

PandoLogic Ltd. and its subsidiaries

Notes to the Consolidated Financial Statements as of December 31, 2019

Note 11 - Loan Agreements

On July 2014 the Company entered into a line of credit agreement. The borrowing against the line of credit at December 31, 2019 was $2,000 thousand. The line of credit bears interests at the bank’s prime rate plus between 1.25% to 1.75%.

During 2018 the Company entered into a loan agreement with Kreos Capital V LP. According to the agreement, the Company received a loan in the amount of $1,500 thousand. The loan will be repaid in 36 equal monthly payments of capital and interest of 11.75%. Kreos Capital V LP. has a perfected first priority security interest in all assets of the Company. The loan balance as of December 31, 2019 and 2018 amounted to $929 thousand and $1,296 thousand respectively (which includes current maturities of $508 thousand and $451 thousand respectively).

Note 12 - Income Taxes

A.	The Company and its subsidiaries

1.Measurement of taxable income under the Income Tax (Inflationary Adjustments) Law, 1985

2.Corporate tax rate

Capital gains are taxed at the regular corporate tax rates on income in Israel.

In December 2016, the Economic Efficiency Law (Legislative Amendments for Implementing the Economic Policy for the 2017 and 2018 Budget Year), 2016 was published, introducing a gradual reduction in corporate tax rate from 25% to 23%. However, the law also included a temporary provision setting the corporate tax rate in 2017 at 24%. As a result, the corporate tax rate was 24% in 2017 and 23% in 2018 and thereafter.

B.	Deferred income taxes

	Year ended December 31
	2019	2018
	US$ thousands	US$ thousands

Deferred tax assets:

Deferred tax of operating loss carry forwards	4,883	4,924

Total gross deferred tax assets	4,883	4,924
Less – valuation allowance

Net deferred tax assets	-	-

Deferred tax liability

Other	-	-

Net deferred tax liability	-	-

The net changes in the total valuation allowance for each of the years ended December 31, 2019 and 2018, are comprised as follows:

18

PandoLogic Ltd. and its subsidiaries

Notes to the Consolidated Financial Statements as of December 31, 2019

Note 12 - Income Taxes (cont’d)

	Year ended December 31
	2019	2018
	US$ thousands	US$ thousands

Balance at beginning of year	4,924	4,983
Additions during the year from continuing operations	(41)	(59)
Changes due to amendments to tax laws an
applicable future tax rates	-	-

Balance at end of year	4,883	4,924

In assessing the reliability of deferred tax assets, management considers whether it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets depends on the generation of future taxable income during the periods in which those temporary differences or carry-forwards are deductible.

C.

As of December 31, 2019, the operating loss carry-forwards relating to Israeli companies amounted to $20,382 thousand. Operating losses in Israel may be carried forward indefinitely to offset against future taxable operational income. Under the Income Tax (Inflationary Adjustments) Law, 1985, and based on the Company’s election, tax loss carry-forwards are denominated in U.S. dollars.

Net operating losses relating to non-Israeli companies aggregate $927 thousand.

D.	No current or net deferred taxes were recorded in Israel. Non-Israeli income tax (expense) benefit included in the consolidated statements of operations are as follows:

	Year ended December 31
	2019	2018
	US$ thousands	US$ thousands

Current	(105)	(45)
Deferred	-	-

Income tax expense	(105)	(45)

E.	Profit from continuing operations before taxes on income consists of the following:

	Year ended December 31
	2019	2018
	US$ thousands	US$ thousands

Israel	143	212
Non-Israel	300	139

	443	351

19

PandoLogic Ltd. and its subsidiaries

Notes to the Consolidated Financial Statements as of December 31, 2019

Note 12 - Income Taxes (cont’d)

F.	Unrecognized tax benefits

As of December 31, 2019 and 2018, the company did not have any unrecognized tax benefits. In addition, the company does not expect that the amount of unrecognized tax benefits will change significantly within the next twelve months.

For the years ended December 31, 2019 and 2018 no interest and penalties related to unrecognized tax benefits have been accrued.

G.	Tax assessments:

The Company has final assessments for the year 2014.

Note 13 - Commitments

The Company leases motor vehicles under various operating leases in Israel and leases offices in Israel and New York. Total rent expense under these operating leases for the years ended December 31, 2019 and 2018 were $368 thousand and $366 thousand, respectively.

Future minimum lease commitments under operating leases as of December 31, 2019 are as follows:

US$ thousands
2020	100

Note 14 - Supplemental Operational Data

A.	Research and Development Expenses

	Year ended December 31 2019	Year ended December 31 2018
	US$ thousands	US$ thousands

Salaries and related expenses	3,452	3,451
Subcontractors and consulting	233	257
Office rent and maintenance	153	175
Computer services	77	75
Communication	6	10
Car maintenance	96	90
Depreciation and amortization	66	89
Other	124	82

	4,207	4,229

20

PandoLogic Ltd. and its subsidiaries

Notes to the Consolidated Financial Statements as of December 31, 2019

Note 14 - Supplemental Operational Data (cont’d)

B.	Sales and Marketing Expenses

	Year ended December 31 2019	Year ended December 31 2018
	US$ thousands	US$ thousands

Salaries and related expenses	2,591	2,516
Professional Service	49	32
Sales incentive	124	253
Office rent and maintenance	203	145
Computer services	138	144
Advertising	155	195
Communication	26	23
Travel expenses	99	46
Depreciation	21	10
Other	25	30

	3,431	3,394

C.	General and Administrative Expenses

	Year ended December 31 2019	Year ended December 31 2018*
	US$ thousands	US$ thousands

Salaries and related expenses	1,037	1,219
Professional services	178	164
Office supply	13	10
Communication	14	14
Office rent and maintenance	95	60
Computer services	66	57
Travel expenses	27	19
Insurances	27	27
Depreciation	9	9
Doubtful and bad debts	190	11
Other	123	95

	1,779	1,685

*Reclassified

21

PandoLogic Ltd. and its subsidiaries

Notes to the Consolidated Financial Statements as of December 31, 2019

Note 15 - Finance Expenses (Income), net

	Year ended December 31 2019	Year ended December 31 2018
	US$ thousands	US$ thousands

Exchange rate differences, net	82	27
Expenses from interest and revaluation, net	224	160

Finance expenses, net	306	187

Note 16 - Subsequent Events

Following the outbreak of the Coronavirus (COVID-19) in China in December 2019, and it reaching many other countries as well, there was a decrease in economic activity in many areas around the world, including Israel. The spread of the virus has led, inter alia, to a disruption in the supply chain, a decrease in global transportation, restrictions on travel and work that were announced by the State of Israel and other countries around the world and a decrease in the value of financial assets and commodities on the markets in Israel and the world. The company had no adverse effects on its business as a result of the outbreak of the Coronavirus.

22

PandoLogic Ltd. and its subsidiaries

Notes to the Consolidated Financial Statements as of December 31, 2019

Note 17 - PandoLogic Ltd. Data in Nominal Values for Tax Purposes

A.	Balance sheets as at December 31,

	2019	2018
	NIS thousands	NIS thousands

Cash and cash equivalents	1,893	4,589
Other accounts receivable	450	359

	2,343	4,948

Investment in Subsidiaries	11,003	10,326

Long term deposits	140	146

Property and equipment, net	697	553

	14,183	15,973

Current liabilities
Current maturities of long-term loan	1,755	1,696
Trade payables	471	276
Related parties	2,734	5,530
Other payables and accruals	2,510	1,681

	7,470	9,183

Long-term liabilities and shareholders’ equity

Long-term loan excluding current maturities	1,361	3,075
Shareholders’ equity	5,352	3,715

	14,183	15,973

23

PandoLogic Ltd. and its subsidiaries

Notes to the Consolidated Financial Statements as of December 31, 2019

Note 17 - PandoLogic Ltd. Data in Nominal Values for Tax Purposes (cont’d)

B.	Statements of operations for the year ended December 31,

	2019	2018
	NIS thousands	NIS thousands

Revenues from sales and services from related parties	45,142	31,954

Operating expenses
Research and development	14,935	15,229
Sales and marketing	28,168	14,291
General and administrative	1,196	1,356

	44,299	30,876

Profit (loss) from operations	843	1,078

Finance expenses, net	(162)	(572)

Equity in net gain of subsidiaries	931	89

Net Profit	1,612	595

24

PandoLogic Ltd.

Consolidated Financial Statements

As of December 31, 2020

PandoLogic Ltd. and its subsidiaries

Consolidated Financial Statements as of December 31, 2020

Somekh Chaikin KPMG Millennium Tower 17 Ha’arba’a Street, PO Box 609 Tel Aviv 61006, Israel +972 3 684 8000

Independent Auditors' Report

The Board of Directors

PandoLogic Ltd.

We have audited the accompanying consolidated financial statements of PandoLogic Ltd. and its subsidiaries (the Company) which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of operations, changes in convertible preferred shares and shareholders' equity (deficit), and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

Somekh Chaikin KPMG Millennium Tower 17 Ha’arba’a Street, PO Box 609 Tel Aviv 61006, Israel +972 3 684 8000

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.

Somekh Chaikin	Yosef Shimony
Certified Public Accountants (Isr.)	Certified Public Accountants (Isr.)
Member Firm of KPMG International	Ramat Gan, Israel
Tel Aviv, Israel
June 11, 2021

PandoLogic Ltd. and its subsidiaries

Consolidated Balance Sheets as of December 31

		2020	2019
	Note	US$ thousands	US$ thousands

Assets

Current assets
Cash and cash equivalents	3	6,624	1,321
Trade receivable	4	44,249	6,238
Other receivables	5	696	1,143

Total current assets		51,569	8,702

Long-term deposits		53	40

Property and equipment, net	6	309	200

Total assets		51,931	8,942

The accompanying notes are an integral part of the consolidated financial statements.

PandoLogic Ltd. and its subsidiaries

Consolidated Balance Sheets as of December 31

Consolidated Balance Sheets as of December 31
		2020	2019
Liabilities, convertible preferred shares and shareholders’ equity (deficit)	Note	US$ thousands	US$ thousands
Current liabilities
Short term loan and current maturities of long-term loan	11	456	2,508
Trade payables		14,838	3,002
Deferred income		-	149
Other payables and accruals	7	2,690	1,386

Total current liabilities		17,984	7,045

Long-term loan excluding current maturities	11	-	421

Total long-term liabilities		-	421

Total liabilities		17,984	7,466
Convertible preferred shares and shareholders’ equity (deficit)	8
Series A1 preferred shares, NIS 0.01 par value; 13,667 shares authorized, issued and outstanding on December 31, 2020 and 2019 (liquidation preference of $117 thousand on December 31, 2020 and 2019)		117	117

Series A2 preferred shares, NIS 0.01 par value; 44,528 shares authorized, issued and outstanding on December 31, 2020 and 2019 (liquidation preference of $380 thousand on December 31, 2020 and 2019)		380	380

Series B preferred shares, NIS 0.01 par value; 1,471,769 shares authorized, 1,170,569 shares issued and outstanding on December 31, 2020 and 2019 (liquidation preference of $7,557 and $6,996 thousand on December 31, 2020 and 2019 respectively)		3,222	3,222

Series B-2 preferred shares, NIS 0.01 par value; 992,025 shares authorized; 910,403 shares issued and outstanding on December 31, 2020 and 2019, (liquidation preference of $5,540 and $5,129 thousand on December 31, 2020 and 2019, respectively)		2,900	2,900

Series C preferred shares, NIS 0.01 par value; 1,977,140 shares authorized; 1,903,168 shares issued and outstanding on December 31, 2020 and 2019 (liquidation preference of $12,432 and $11,509 thousand on December 31, 2020 and 2019, respectively)		6,548	6,548

Series C-1 preferred shares, NIS 0.01 par value; 1,452,755 shares authorized; issued and outstanding on December 31, 2020 and 2019 (liquidation preference of $12,706 and $11,762 thousands on December 31, 2020 and 2019, respectively)		7,950	7,950
Total convertible preferred shares		21,117	21,117

Ordinary shares, NIS 0.01 par value; 12,515,103 shares authorized on December 31, 2020 and 2019, and 1,080,577 shares issued and outstanding on December 31, 2020 and 2019, respectively.	9	3	3
Additional paid-in capital		9,531	9,517
Retained earnings (accumulated deficit)		3,296	(29,161)
Total shareholders' equity (deficit)		12,830	(19,641)

Total convertible preferred shares and shareholder’s equity		33,947	1,476

Total liabilities and convertible preferred shares and shareholders’ equity (deficit)		51,931	8,942

The accompanying notes are an integral part of the consolidated financial statements.

PandoLogic Ltd. and its subsidiaries

Consolidated Statements of Operations for the year ended December 31,

		2020	2019
	Note	US$ thousands	US$ thousands

Revenues		47,386	10,213

Operating expenses:
Cost of revenues		1,240	849
Research and development	13A	5,010	3,479
Sales and marketing	13B	5,235	3,357
General and administrative	13C	2,985	1,779

Total operating expenses		14,470	9,464

Profit from operations		32,916	749

Finance expenses, net	14	215	306

Profit before taxes on income		32,701	443

Taxes on income	12	244	105

Net profit		32,457	338

The accompanying notes are an integral part of the consolidated financial statements.

PandoLogic Ltd. and its subsidiaries

Consolidated Statement of Changes in Convertible Preferred Shares and Shareholders’ Equity (Deficit)

	Convertible preferred shares		Ordinary shares		Additional paid-in capital	Retained earnings (accumulated deficit)	Total shareholders' equity / (deficit)
	Number of	US$	Number of	US$	US$	US$	US$
	shares		shares
	thousands	thousands	thousands	thousands	thousands	thousands	thousands

Balance at December 31, 2018	6,197	25,107	1,075	3	5,514	(29,499)	(23,982)

Share-based compensation	-	-	-	-	7	-	7
Exercise of options	-	-	6	*-	6	-	6
Treasury shares at cost	(702)	(3,990)	-	-	3,990	-	3,990
Net profit	-	-	-	-	-	338	338

Balance at December 31, 2019	5,495	21,117	1,081	3	9,517	(29,161)	(19,641)

Share-based compensation	-	-	-	-	11	-	11
Exercise of options	-	-	3	*-	3	-	3
Net profit	-	-	-	-	-	32,457	32,457

Balance at December 31, 2020	5,495	21,117	1,084	3	9,531	3,296	12,830

* Less than 1,000 USD

The accompanying notes are an integral part of the consolidated financial statements.

PandoLogic Ltd. and its subsidiaries

Consolidated Statements of Cash Flows for the year ended December 31,

	2020	2019
	US$ thousands	US$ thousands
Cash flows from operating activities
Net profit	32,457	338

Adjustments to reconcile net loss to net cash flows
provided by (used in) operating activities:
Finance expenses, net	215	306
Tax expenses	244	105
Depreciation	114	95
Share based compensation	11	7
Decrease in deferred income	(149)	(73)
Increase in trade receivables	(38,011)	(5,016)
Decrease (increase) in other receivables	447	(470)
Increase in trade payables	11,836	2,551
Increase in other payables and accruals	1,304	563
Interest expense paid	(164)	(86)
Taxes paid	(207)	(24)

Net cash - operating activities	8,097	(1,704)

Cash flows used in investing activities
Changes in long-term deposits, net	(13)	(1)
Acquisition of property and equipment	(223)	(127)

Net cash - investing activities	(236)	(128)

Cash flows from (used in) financing activities
Changes in short term loans	(2,000)	1,372
Repayment of long term loan	(586)	(586)
Proceeds from exercise of options	3	6

Net cash - financing activities	(2,583)	792

Increase (decrease) in cash and cash equivalents	5,278	(1,040)

Cash and cash equivalents at the beginning of the year	1,321	2,443

Exchange differences on balances of cash and cash equivalents	25	(82)

Cash and cash equivalents at end of the year	6,624	1,321

The accompanying notes are an integral part of the consolidated financial statements.

PandoLogic Ltd. and its subsidiaries

Notes to the Consolidated Financial Statements as of December 31, 2020

Note 1 - Nature of the Business

PandoLogic Ltd. along with its Subsidiaries (the “Company”), is a leading recruitment technology company that specializes in performance-based recruitment solutions, delivering a truly programmatic solution for the recruitment industry. PandoLogic brings the advantages and efficiencies of programmatic technology to the recruitment industry through a comprehensive offering that includes AI and machine learning powered programmatic campaign management, predictive campaign analytics, and access to many hundreds of job posting sites. Each application is built on PandoLogic’s proprietary taxonomy which delivers industry leading performance. Through this unique offering, PandoLogic delivers recruitment results, reducing cost, improving time to hire and providing visibility of key data metrics in the sourcing process.

PandoLogic was founded in 2007 to serve internet job boards, providing white-label job site software to the publishing industry. The Company’s unique foundation has provided it with over 10 years of historical job campaign data. Recruitment data from millions of job campaigns throughout the Company’s history has delivered scale to its robust taxonomy, which is constantly refined by machine learning and natural language processing. As the recruitment landscape evolved, PandoLogic expanded its product offering beyond job site software, building programmatic and predictive solutions to efficiently connect employers and qualified job seekers in innovative ways. PandoLogic’s mission is to make online recruitment advertising, an efficient and results-driven process for employers.

The Company is an Israeli corporation incorporated on January 1, 2007 and had two wholly owned subsidiaries in the United States; PandoLogic, Inc. (fka RealMatch, Inc.) and RMOldCo. Both subsidiaries are Delaware corporations. In September 2020 RMOldCo was dissolved.

Note 2 - Summary of Significant Accounting Policies

The significant accounting policies followed in the preparation of the financial statements, applied on a consistent basis, are as follows:

A.	Basis of presentation

The financial statements are presented in accordance with United States generally accepted accounting principles (“U.S. GAAP”).

B.	Basis of consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, PandoLogic Inc. All intercompany accounts and transactions have been eliminated in consolidation.

C.	Use of estimates

The preparation of the Company consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities, at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to assessing the fair value of the Company’s ordinary shares and share options granted to employees and service providers and allowance for doubtful accounts.

PandoLogic Ltd. and its subsidiaries

Notes to the Consolidated Financial Statements as of December 31, 2020

Note 2 - Summary of Significant Accounting Policies (cont’d)

D.	Foreign currency translation

The functional currency of the Company is the United States Dollar (“USD”). The financial statements of the Israeli Company have been translated into USD in accordance with ASC 830 “Foreign Currency Translation”, whereby all monetary assets and liabilities denominated in a non-USD currency are translated using the year-end exchange rate and non-monetary assets and liabilities and capital accounts denominated in a non-USD currency are translated using historical exchange rates.

Income statement accounts of the Israeli Company denominated in a non-USD currency are translated using the exchange rates in effect on the transaction dates, except for depreciation, which is translated using historical exchange rates. Adjustments from the translation of the Company’s financial statements to USD and foreign exchange transaction gains and losses are included in the operating results for the period in which exchange rates change (see note 14).

E.	Cash and cash equivalents

Cash and cash equivalents consist of cash and deposits with original maturity of three months or less from the date of the investment.

F.	Provision for doubtful accounts

The financial statements include general provisions for doubtful debts, which, in management's opinion, adequately reflect the estimated losses resulting from account receivables for which the collection is not reasonably probable. Doubtful debts, which according to the Company’s management opinion are unlikely to be collected, are written-off from the Company’s books, based on a management resolution. Management's determination of the adequacy of the provision is based, inter alia, on an evaluation of the risk, by considering the available information on the financial position of the debtors, the volume of their business, the age of the receivable balance, an evaluation of the security received from them and past experience. The changes in the provision during the year:

	Year ended December 31,
	2020	2019
	US$ thousands	US$ thousands

Opening balance	179	31
Additions during the year	231	176
Deductions during the year	(160)	(28)

Closing balance	250	179

	Year ended December 31,
	2020	2019
	US$ thousands	US$ thousands

Opening balance	179	31
Additions during the year	231	176
Deductions during the year	(160)	(28)

Closing balance	250	179

G.	Concentration of credit risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash, cash equivalents and trade receivable. The Company maintains bank accounts in financial institutions that management believes have strong credit ratings.

PandoLogic Ltd. and its subsidiaries

Notes to the Consolidated Financial Statements as of December 31, 2020

Note 2 - Summary of Significant Accounting Policies (cont’d)

H.	Property and equipment

Property and equipment are stated at cost less accumulated depreciation and amortization.

Depreciation is calculated using the straight-line method over the estimated useful lives of the assets using the following annual rates:

Years
Computers	3
Office equipment and furniture	5-10
Leasehold improvements are depreciated over the shorter
of the underlying lease or 10 years

I.	Revenue recognition

The Company recognizes revenue through the following five-step model:

(1) Identifying the contract with customer.

(2) Identifying distinct performance obligations in the contract.

(3) Determining the transaction price.

(4) Allocating the transaction price to distinct performance obligations.

(5) Recognizing revenue when the performance obligations are satisfied.

The Company generates revenue primarily from transactions where it provides access to digital job advertising done programmatically. Revenue is derived from programmatic advertising, which uses software and algorithms to match buyers and sellers of digital job advertising in a technology-driven marketplace.

The Company’s performance obligation is to provide the use of its solution to clients to develop job campaigns. The Company charges clients a fee based on job searches by potential applicants through its solution. The transaction price is determined based on the consideration to which it is entitled in exchange for the completion of a transaction, that is, when a bid for advertising space is won. The Company recognizes revenue for its solution fee at a point in time when a purchase by the client occurs through its solution, which is when a bid is won. Subsequent to a bid being won through the Company’s solution, the associated revenue is generally not subject to refund or adjustment. Historically, any refunds and adjustments have not been material.

The Company reports revenue net of amounts it pays suppliers for the cost of jobs advertising.

The determination of whether the Company is the principal or agent, and hence whether to report revenue on a gross basis or on a net basis requires judgment. The Company determined that it is not primarily responsible for the purchase of jobs advertising, but rather, it is primarily responsible to provide a solution that enables clients to bid on advertising. The Company does not control the jobs advertising prior to the purchase by the client, and it does not have pricing latitude with respect to the cost of such jobs advertising. The solution fee is not contingent on the results of a jobs advertising campaign, the Company is not primarily responsible for fulfillment, has no inventory risk and it obtains only momentary title to the advertising space offered via the end-to-end solution. Based on these and other factors, the Company determined that it is not the principal in the purchase and sale of jobs advertising in all of its arrangements, and therefore, it reports revenue on a net basis for the solution fees charged to clients.

PandoLogic Ltd. and its subsidiaries

Notes to the Consolidated Financial Statements as of December 31, 2020

Note 2 - Summary of Significant Accounting Policies (cont’d)

I.	Revenue recognition (cont’d)

Number of Customers accounted for over 10% of Revenue

For the year ended December 31, 2019, the Company had one customer that accounted for 39% of its revenues. For the year ended December 31, 2020, the Company had one customer that accounted for 86% of its revenues.

J.	Research and development

Costs associated with the research and development of web-based technology are expensed prior to the establishment of technological feasibility.

K.	Liability in respect of employee’s severance payments

The company’s liability for severance pay for its Israel based employees’ is calculated pursuant to Israeli Severance Pay Law (1963) (the “Severance Pay Law”). The company’s liability is covered by monthly deposits with severance pay funds and insurance policies. For all of the company’s Israel based employees, the payments to pension funds and to insurance companies exempt the company from any obligation towards its employees, in accordance with Section 14 of the Severance Pay Law, which is accounted for as a defined contribution plan. Accumulated amounts in pension funds and in insurance companies are not under the company’s control or management and, accordingly, neither those amounts nor the corresponding accrual for severance pay are presented in the consolidated statements of financial position. All severance payments are recognized as an expanse when they are incurred.

L.	Stock compensation plans

Employees and directors

The Company accounts for its directors and employees stock-based compensation awards in accordance with ASC Topic 718, Compensation - stock compensation. ASC Topic 718 requires that all stock-based compensation be recognized as an expense in the financial statements and that such cost be measured at the fair value of the awards at the grant date, ultimately expected to vest (net of forfeitures). The Black-Scholes option pricing model requires the input of highly subjective assumptions, including the fair value of the underlying ordinary shares, the expected term of the option, the expected volatility of the price of the underlining shares, risk-free interest rates, and the expected dividend yield of the shares. The assumptions used to determine the fair value of the option awards represent management’s best estimates. These estimates involve inherent uncertainties and the application of management’s judgment. The Company recognizes the cost of awards with graded vesting based on a straight-line method. All Company's option grants were accounted as equity-classified awards.

PandoLogic Ltd. and its subsidiaries

Notes to the Consolidated Financial Statements as of December 31, 2020

Note 2 - Summary of Significant Accounting Policies (cont’d)

M.	Income taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for deferred tax assets if it is more likely than not, the Company will not be able to realize their benefit. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets and liabilities are classified as current or noncurrent items in accordance with the nature of the assets or liabilities to which they relate. When there are no underlying assets or liabilities the deferred tax assets, and liabilities are classified in accordance with the period of expected reversal. Income tax expenses represent the tax payable for the period and the changes during the period in deferred tax assets and liabilities.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgement occurs.

N.	Treasury shares

Treasury shares are recorded at cost and presented as a reduction of shareholders' equity.

O.	Recently adopted accounting standards

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers. ASU 2014-09 outlines a new, single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance.

The new model will require revenue recognition to depict the transfer of promised goods or services to customers in an amount that reflects the consideration a company expects to receive in exchange for those goods or services. The amendments in ASU 2014-09 are effective for annual reporting periods ending after December 15, 2020, including interim periods within that reporting period. The Company elected to apply the standard retrospectively in 2019. There were no significant effects on profit from operations and retained earnings.

P.	Recently issued accounting standards

In February 2016, the FASB issued ASU 2016-02, which requires lessees to recognize most of their leases on balance sheet as a right-of-use asset and a lease liability. This ASU is effective for interim and annual periods in fiscal years ending after December 15, 2022. Early adoption is permitted. The Company has not yet commenced examining the effects of adopting ASU 2016- 02 on the financial statements.

PandoLogic Ltd. and its subsidiaries

Notes to the Consolidated Financial Statements as of December 31, 2020

Note 3 - Cash and Cash Equivalents

	December 31,
	2020	2019
	US$ thousands	US$ thousands

In U.S. dollars	5,120	869
In New Israeli shekels	1,504	452

	6,624	1,321

Note 4 - Trade Receivable

	December 31,
	2020	2019
	US$ thousands	US$ thousands

Open accounts	44,499	6,417
Provision for doubtful debts	(250)	(179)

	44,249	6,238

Note 5 - Other Receivables

	December 31,
	2020	2019
	US$ thousands	US$ thousands

Prepaid expenses	470	1,059
Government institutions	30	15

Other	196	69

	696	1,143

Note 6 - Property and Equipment, Net

Property and equipment consist of the following for the period presented:

		December 31,
	Estimated useful	2020	2019
	life (years)	US$ thousands	US$ thousands
Cost:

Computers	3	1,261	1,038
Office equipment and furniture	5-10	64	64
Leasehold improvements	5-10	167	167

		1,492	1,269
Less: accumulated depreciation		1,183	1,069

Property and equipment, net		309	200

Depreciation expenses for the years ended December 31, 2020 and 2019 were $114 thousand and $95 thousand, respectively.

PandoLogic Ltd. and its subsidiaries

Notes to the Consolidated Financial Statements as of December 31, 2020

Note 7 - Other Payable and Accruals

	December 31,
	2020	2019
	US$ thousands	US$ thousands

Governmental institutions	313	121
Accrued expenses	899	808
Provision for vacation	258	85
Employees and related benefits	1,073	339
Others	147	33

	2,690	1,386

Note 8 - Convertible Preferred Shares

The Series A1 Preferred Shares, Series A2 Preferred Shares, Series A3 Preferred Shares, Non-Voting series A3-1 Preferred Shares, Series B Preferred Shares, Non-Voting Series B-1 Preferred Shares, Series B-2 Preferred Shares, Series C Preferred Shares, and Series C-1 Preferred Shares shall be referred to herein as the “Preferred Share”.

During 2019 Baytech, one of the Company’s investors, dissolved their fund and thus sold all their shares back to the company for the consideration of $ 100. As a result, 47,459 A-3, 270,558 A3-1, 83,415 B and 301,200 B-1 Preferred shares were sold back by Baytech to the company and were forfeited.

The Preferred shares have the following characteristics:

A.	Voting

Each Preferred Share except for the Non-Voting Series A3-1 Preferred Shares and the Non- Voting Series B-1 Preferred Shares (the “Non-Voting Preferred Shares”) shall have the right to one vote for each Ordinary Share into which such Preferred Share is convertible, with respect to every resolution brought before the General Meeting of the Company. The Preferred Shares shall have all the rights, powers and authorities associated with the shares of the Company as provided in the Company's in effect Articles of Association (the “Company’s Articles”), including the power to appoint Directors, to receive notices of, and to vote at General Meetings of the Company, to receive dividends and any surplus upon the liquidation of the Company.

Except as specifically set forth otherwise in the Company's Articles, the holders of the Ordinary Shares and Preferred Shares shall not be entitled to any class vote and every holder of Preferred Shares (except for the Non-Voting Preferred Shares) shall vote, together with the Ordinary Shares, as one class, except with respect to direct changes of the rights attached to such shares under the Company's Articles.

B.	Dividends

No dividends shall be paid otherwise than in accordance with order of preference set forth in note 8C below, subject to applicable law and the Company’s Articles.

Through December 31, 2020 and 2019, no dividends have been declared or paid by the Company.

PandoLogic Ltd. and its subsidiaries

Notes to the Consolidated Financial Statements as of December 31, 2020

Note 8 - Convertible Preferred Shares (cont’d)

C.	Liquidation preference

In the event of any Liquidation Event (as such term is defined in the Company's Articles) including a change of control, where 50% or more of the issued and outstanding shares of the Company are acquired by a person or entity that is not a shareholder prior to the transaction, first, the holders of the Series C-1 Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of proceeds to the holders of any other shares of the Company, by reason of their ownership thereof, an amount per share equal to the Original C-1 Issue Price plus an amount equal to eight percent (8%) per annum, compounded annually, from the date of issuance of each such share to the date of the Liquidation Event, plus any declared and unpaid dividends on each Series C-1 Preferred Share, less any cash dividends distributed to the holders of the Series C-1 Preferred Shares in accordance with the provisions of these Articles (aggregately for all outstanding Series C-1 Preferred Shares, the “Preferred C-1 Preference”). If upon the occurrence of such event, the proceeds thus distributed among the holders of the Series C-1 Preferred Shares shall be insufficient to permit the payment to such holders of the full Preferred C-1 Preference, then the proceeds legally available for distribution shall be distributed ratably among the holders of the Series C-1 Preferred Shares in proportion to the preferential amounts each such holder is entitled to receive.

Second, upon the completion of the distribution of the Preferred C-1 Preference in accordance with the provisions of the Company’s Articles of Association, and out of the remaining proceeds available for distribution to shareholders (if any), the holders of the Series C Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of proceeds to the holders of any other shares of the Company, by reason of their ownership thereof, an amount per share equal to the Original C Issue Price plus an amount equal to eight percent (8%) per annum, compounded annually, from the date of issuance of each such share to the date of the Liquidation Event, plus any declared and unpaid dividends on each Series C Preferred Share, less any cash dividends distributed to the holders of the Series C Preferred Shares in accordance with the provisions of these Articles (aggregately for all outstanding Series C Preferred Shares, the “Preferred C Preference”). If upon the occurrence of such event, the proceeds thus distributed among the holders of the Series C Preferred Shares shall be insufficient to permit the payment to such holders of the full Preferred C Preference, then the proceeds legally available for distribution (after distribution of the Preferred C-1 Preference) shall be distributed ratably among the holders of the Series C Preferred Shares in proportion to the preferential amounts each such holder is entitled to receive.

Third, upon the completion of the distribution of the Preferred C-1 Preference and the Preferred C Preference in accordance with the provisions of the Company’s Articles of Association, and out of the remaining proceeds available for distribution to shareholders (if any), the holders of the Series B-2 Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of proceeds to the holders of any other shares of the Company, by reason of their ownership thereof, an amount per share equal to the Original B-2 Issue Price plus an amount equal to eight percent (8%) per annum, compounded annually, from the date of issuance of each such share to the date of the Liquidation Event, plus any declared and unpaid dividends on each Series B-2 Preferred Share, less any cash dividends distributed to the holders of the Series B-2 Preferred Shares in accordance with the provisions of these Articles (aggregately for all outstanding Series B-2 Preferred Shares, the “Preferred B-2 Preference”). If upon the occurrence of such event, the proceeds thus distributed among the holders of the Series B-2 Preferred Shares shall be insufficient to permit the payment to such holders of the full Preferred B-2 Preference, then the proceeds legally available for distribution (after distribution of the Preferred C-1 Preference and the Preferred C Preference) shall be distributed ratably among the holders of the Series B-2 Preferred Shares in proportion to the preferential amounts each such holder is entitled to receive.

PandoLogic Ltd. and its subsidiaries

Notes to the Consolidated Financial Statements as of December 31, 2020

Note 8 - Convertible Preferred Shares (cont’d)

C.	Liquidation preference (cont’d)

Fourth, upon the completion of the distribution of the Preferred C-1 Preference, the Preferred C Preference and the Preferred B-2 Preference, and out of the remaining proceeds available for distribution to shareholders (if any), the holders of Preferred B Shares shall be entitled to receive, prior and in preference to any distribution of any of the proceeds to the holders of any of the other securities of the Company, by reason of their ownership thereof, an amount per share equal to the Original B Issue Price plus an amount equal to eight percent (8%) per annum, compounded annually, from the date of issuance of each such share to the date of the Liquidation Event, plus any declared and unpaid dividends, less any cash dividends distributed to the holders of the Series B Preferred Shares in accordance with the provisions of these Articles (aggregately for all outstanding Series B Preferred Shares, the “Preferred B Preference”).

If upon the occurrence of such event, the proceeds thus distributed among the holders of the Series B Preferred Shares and the Non-Voting Series B-1 Preferred Shares shall be insufficient to permit the payment to such holders of the full Preferred B Preference, then such proceeds (after distribution of the Preferred B-2 Preference, the Preferred C Preference and the Preferred C-1 Preference) shall be distributed ratably among the holders of the Preferred B Shares and the Non- Voting Series B-1 Preferred Shares in proportion to the preferential amounts each such holder is entitled to receive.

Fifth, upon the completion of the distribution of the Preferred C-1 Preference, the Preferred C

Preference, the Preferred B-2 Preference and the Preferred B Preference in accordance with the provisions of the Company’s Articles, and out of the remaining proceeds available for distribution to shareholders (if any), the holders of Series A1 Preferred Shares and Series A2 Preferred Shares shall be entitled to receive, pari passu and prior and in preference to any distribution of any of the proceeds to the holders of any other shares of the Company, by reason of their ownership thereof, an amount per share equal to the Original A1 Issue Price of such Series A1 Preferred Shares and the Original A2 Issue Price of such Series A2 Preferred Shares (as applicable) , plus any declared and unpaid dividends, less any cash dividends distributed to the holders of the Series A1 Preferred Shares and Series A2 Preferred Shares (as applicable) in accordance with the provisions of these Articles (aggregately for all outstanding Series A1 Preferred Shares and Series A2 Preferred Shares, the “Preferred A1 and A2 Preference”). If upon the occurrence of such event, the proceeds thus distributed among the holders of the Series A1 Preferred Shares and Series A2 Preferred Shares shall be insufficient to permit the payment to such holders of the full Preferred A1 and A2 Preference, then the proceeds legally available for distribution (after distribution of the Preferred C- 1 Preference, the Preferred C Preference, the Preferred B-2 Preference and the Preferred B

Preference) shall be distributed ratably among the holders of the Series A1 Preferred Shares and Series A2 Preferred Shares in proportion to the preferential amounts each such holder is entitled to receive.

Sixth, upon the completion of the distribution in accordance with the provisions of the Company’s Articles of Association, the remaining proceeds available for distribution to shareholders shall be distributed among all Shareholders (including, without limitation, the holders of the Preferred Shares) pro rata in proportion to the number of shares of Ordinary Shares held by each holder (on an as converted basis).

D.	Conversion

Each Preferred Share shall be convertible, at the option of the holder of such share, at any time after the date of issuance of such share, into such number of fully paid and non assessable Ordinary Shares of the Company. The Conversion Price is determined using the conversion ratio by which each class of Preferred Shares is converted into Ordinary shares as set forth in the Articles of Association. No fractional shares shall be issued upon conversion of the Preferred Shares, and the number of Ordinary Shares to be issued shall be rounded to the nearest whole share.

PandoLogic Ltd. and its subsidiaries

Notes to the Consolidated Financial Statements as of December 31, 2020

Note 8 - Convertible Preferred Shares (cont’d)

D.	Conversion (cont’d)

All issued and outstanding Preferred Shares (other than Series C Preferred Shares and Series C-1 Preferred Shares) shall automatically be converted into Ordinary Shares (subject to the Articles of Association)) at the applicable Conversion Price at the time in effect for such Preferred Share upon the earlier of: (i) the closing of a Series B Qualified IPO; and (ii) the written consent of the majority of the issued and outstanding Preferred B-2 Shares and Preferred B Shares (on an as converted basis), provided that such majority includes a certain investor. Per the Articles, a Series B Qualified IPO is defined as an IPO yielding at least $30 million net cash to the Company at a price per share which is at least five times the Original B Issue Price.

All issued and outstanding Series C Preferred Shares shall automatically be converted into Ordinary Shares (subject to the Articles of Association) at the applicable Conversion Price at the time in effect for such Preferred Share upon the earlier of: (i) the closing of a Qualified IPO; and (ii) the written consent of the majority of the issued and outstanding Series C Preferred Shares (on an as converted basis). All issued and outstanding Series C-1 Preferred Shares shall automatically be converted into Ordinary Shares at the applicable Conversion Price at the time in effect for such Preferred Share upon the earlier of: (i) the closing of a Qualified IPO; and (ii) the written consent of the majority of the issued and outstanding Series C-1 Preferred Shares (on an as converted basis). Per the Articles, a Qualified IPO is defined as an IPO yielding at least $40 million net cash to the Company at a price per share which is at least five times the Original C-1 Issue Price.

Classification of Convertible Preferred Shares—The deemed liquidation preference provisions of the convertible preferred shares are considered contingent redemption provisions that are not solely within the Company’s control. Accordingly, the convertible preferred shares have been presented outside of permanent equity in the mezzanine section of the consolidated balance sheets.

Anti-Dilution Protection:

Upon the issuance by the Company of any Additional Shares as defined in the Articles of Association, for consideration per share less than the applicable Preferred Conversion Price of such series of Preferred Shares, in effect immediately prior to the time of such issue or sale the Preferred Conversion Price (as such term is defined in the Company's Articles of Association) of any series of Preferred Shares shall be reduced to a number determined by multiplying the applicable Preferred Conversion Price by a fraction, (i) the numerator of which shall be the sum of (A) the number of Ordinary Shares issued and outstanding (on an as converted basis, and treating for this purpose as outstanding all Ordinary Shares issuable upon exercise of options and warrants outstanding immediately prior to such issue or upon conversion or exchange of all convertible securities outstanding (assuming exercise of any options or warrants therefor) immediately prior to such issue) immediately prior to such issuance, plus (B) the number of Ordinary Shares (on as converted basis) which the aggregate consideration received by the Company for the total number of Additional Shares so issued would purchase at such Preferred Conversion Price (in effect prior to the issuance of such Additional Shares), and (ii) the denominator of which shall be the sum of (A) the number of shares of Ordinary Shares outstanding (on an as converted basis, and treating for this purpose as outstanding all Ordinary Shares issuable upon exercise of options and warrants outstanding immediately prior to such issue or upon conversion or exchange of all convertible securities outstanding (assuming exercise of any options or warrants therefor) immediately prior to such issue) immediately prior to such issue, plus (B) the number of such Additional Shares so issued.

PandoLogic Ltd. and its subsidiaries

Notes to the Consolidated Financial Statements as of December 31, 2020

Note 9 - Ordinary Shares

Each share of ordinary shares is entitled to one vote. The holders of common shares are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holders of all classes of shares outstanding.

The Company issued 3,000 and 6,000 shares against options exercised during 2020 and 2019 respectively.

Note 10 - Shares Option Plan

In January 2007, the Company’s Board of Directors adopted the Company Incentive Option Plan (the “Option Plan”). The Option Plan provides for the grant of share options for the purchase of up to 2,547,004 shares of the Company’s ordinary shares by officers, employees, consultants and directors of the Company. As of December 31, 2020 there were 276,775 options available for future grant under the Plan.

Under the Option Plan, the Board of Directors is responsible for administration of the Plan. The Board determines the term of each option, the option exercise price and the number of shares for which each option is granted and the vesting schedule of each option.

The options granted both in 2019 and 2020 were to officers, employees, and directors of the Company. All of the options granted to employees in both years vest over a 4-year period, with 25% thereof vesting on the end of a 12-month period following the date of grant, and the remaining 75% thereof vesting in 12 equal portions at the end of each 3-month period thereafter. Options issued to certain directors in 2019 included vesting on a monthly basis over a 24-month period. Certain other directors during 2019 received options that vested 25% on the end of a 12-month period following the date of grant, and the remaining 75% thereof vesting in 8 equal portions at the end of each 3-month period thereafter. Options issued to a certain director in 2020 included vesting on a monthly basis over a 24-month period.

The following is a summary of shares option activity and related information for the year ended December 31, 2020:

	Number	Weighted average
	outstanding	remaining	Number exercisable
Exercise price range	as of December 31,	contractual life	as of December 31,
	2020	(in years)	2020
$0.07-$0.917	2,270,229	5.18	1,345,542

PandoLogic Ltd. and its subsidiaries

Notes to the Consolidated Financial Statements as of December 31, 2020

Note 10 - Shares Option Plan (cont’d)

The option allotments are as follows:

		Weighted
	Share	average
	Options	exercise price
Outstanding - December 31, 2018	1,772,196

Options exercised	(6,125)	$0.917
Options granted	766,350	$0.917
Options forfeited	(662,399)	$0.917

Outstanding - December 31, 2019	1,870,022

Options exercised	(3,000)	$0.917
Options granted	441,500	$0.07
Options forfeited	(38,293)	$0.43

Outstanding - December 31, 2020	2,270,229

Exercisable at end of December 31, 2020	1,345,542

Options available for future grants	276,775

The Company applies ASC 718 in respect of options granted to employees using the Black-Scholes model and recorded net compensation expense in respect of amortization of $11 thousand and $7 thousand for the years ended December 31, 2020 and 2019, respectively, based on the following parameters:

Volatility	35.05%-41.44%
Risk-free interest rate	0.28%-2.54%
Expected dividends	0%
Expected life	5.37-6.11

Note 11 - Loan Agreements

In July 2014, the Company entered into a line of credit agreement. The borrowing against the line of credit on December 31, 2019 was $2.0 million of the $4.0 million total allowed under the line of credit. In 2020 the borrowing limit under the line of credit was raised to $7.0 million. The line of credit bears interests at the bank’s prime rate plus between 1.25% to 1.75%. The company repaid the loan in December 2020 and had no balance outstanding as of December 31, 2020.

During 2018 the Company entered into a loan agreement with Kreos Capital V LP. According to the agreement, the Company received a loan in the amount of $1.5 million. The loan will be repaid in 36 equal monthly payments of capital and interest of 11.75%. Kreos Capital V LP. has a perfected first priority security interest in all assets of the Company. The loan balance as of December 31, 2020 and 2019 amounted to $456 thousand and $929 thousand respectively (which includes current maturities of $456 thousand and $508 thousand respectively).

PandoLogic Ltd. and its subsidiaries

Notes to the Consolidated Financial Statements as of December 31, 2020

Note 12 - Income Tax

A.	The Company and its subsidiaries
1.	Measurement of taxable income under the Income Tax (Inflationary Adjustments) Law, 1985
2.	Corporate tax rate

Capital gains are taxed at the regular corporate tax rates on income in Israel.

In December 2016, the Economic Efficiency Law (Legislative Amendments for Implementing the Economic Policy for the 2017 and 2018 Budget Year), 2016 was published, introducing a gradual reduction in corporate tax rate from 25% to 23%. However, the law also included a temporary provision setting the corporate tax rate in 2017 at 24%. As a result, the corporate tax rate was 24% in 2017 and 23% in 2018 and thereafter.

B.	Details regarding the tax environment of the Group

Benefits under the Law for the Encouragement of Capital Investments

1.	Beneficiary enterprise

An industrial enterprise of PandoLogic Ltd was granted “Beneficiary Enterprise” status in accordance with the Israeli Encouragement Law. PandoLogic Ltd has elected 2010 as the year of election.

The income generated by the “Beneficiary Enterprise” is exempt from tax over a period of two years and is subject to a reduced rate of company tax for a period of up to 8 years, beginning with the year in which the Company first had taxable income. The tax benefit period of the beneficiary enterprise will end in 2020. The benefits are contingent upon compliance with the terms of the Encouragement Law (export rate, etc.). The Company is currently in compliance with these terms.

A company having a beneficiary enterprise that distributes a dividend from exempt income, will be required in the tax year of the dividend distribution to pay company tax on the amount of the dividend distributed (including the company tax required as a result of the distribution) at the tax rate that would have been applicable to it in the year the income was produced if it had not been exempt from tax.

2.	Amendment to the Law for the Encouragement of Capital Investments – 1959

On December 21, 2016 the Knesset plenum passed the second and third reading of the Economic Efficiency Law (Legislative Amendments for Achieving Budget Objectives in the Years 2017 and 2018) – 2016 in which the Encouragement Law was also amended (hereinafter: “the Amendment”). The Amendment added new tax benefit tracks for a “preferred technological enterprise” and a “special preferred technological enterprise” which award reduced tax rates to a technological industrial enterprise for the purpose of encouraging activity relating to the development of qualifying intangible assets.

The benefits will be awarded to a “preferred company” that has a “preferred technological enterprise” or a “special preferred technological enterprise” with respect to taxable “preferred technological income” per its definition in the Encouragement Law.

PandoLogic Ltd. and its subsidiaries

Notes to the Consolidated Financial Statements as of December 31, 2020

Note 12 - Income Tax (cont’d)

Benefits under the Law for the Encouragement of Capital Investments (cont’d)

Amendment to the Law for the Encouragement of Capital Investments – 1959 (cont’d)

Preferred technological income that meets the conditions required in the law, will be subject to a reduced corporate tax rate of 12%, and if the preferred technological enterprise is located in Development Area A to a tax rate of 7.5%. A company that owns a special preferred technological enterprise will be subject to a reduced corporate tax rate of 6% regardless of the development area in which the enterprise is located. The Amendment is effective as from January 1, 2017.

On May 16, 2017 the Knesset Finance Committee approved Encouragement of Capital Investment Regulations (Preferred Technological Income and Capital Gain of Technological Enterprise) – 2017 (hereinafter: “the Regulations”), which provides rules for applying the “preferred technological enterprise” and “special preferred technological enterprise” tax benefit tracks including the Nexus formula that provides the mechanism for allocating the technological income eligible for the benefits.

The Company elected to apply the benefits of the “preferred technological enterprise” track as of tax year 2021.

C.	Deferred income taxes

	Year ended December 31,
	2020	2019
	US$ thousands	US$ thousands

Deferred tax assets:

Deferred tax of provision for doubtful debts	53	-
Deferred tax of accrued vacation and
convalescence	31	-
Deferred tax of operating loss carry forwards	-	4,883

Total gross deferred tax assets	84	4,883
Less – valuation allowance	-	(4,883)

Net deferred tax assets	84	-

Deferred tax liability	-	-

Net deferred tax liability	-	-

The net changes in the total valuation allowance for each of the years ended December 31, 2020 and 2019, are comprised as follows:

PandoLogic Ltd. and its subsidiaries

Notes to the Consolidated Financial Statements as of December 31, 2020

Note 12 - Income Tax (cont’d)

C.	Deferred income taxes (cont’d)

	Year ended December 31,
	2020	2019
	US$ thousands	US$ thousands

Balance at beginning of year	4,883	4,924
Additions during the year from continuing
operations	(4,883)	(41)

Balance at end of year	-	4,883

In assessing the reliability of deferred tax assets, management considers whether it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets depends on the generation of future taxable income during the periods in which those temporary differences or carry-forwards are deductible.

D.	Income tax (expense) benefit included in the consolidated statements of operations are as follows:

	Year ended December 31,
	2020	2019
	US$ thousands	US$ thousands

Previous year taxes	(100)	-
Current	(228)	(105)
Deferred	84	-

Income tax expense	(244)	(105)

E.	Profit from continuing operations before taxes on income consists of the following:

	Year ended December 31,
	2020	2019
	US$ thousands	US$ thousands

Israel	31,857	143
Non-Israel	844	300

	32,701	443

F.	Tax assessments:

The Company has final assessments for the year 2015.

G.	Theoretical tax:

The main reconciling item from the statutory tax rate of the Company to the effective tax rate are changes in valuation allowances provided for deferred tax assets.

PandoLogic Ltd. and its subsidiaries

Notes to the Consolidated Financial Statements as of December 31, 2020

Note 13 - Supplemental Operational Data

A.	Research and Development Expenses

	Year ended	Year ended
	December 31,	December 31,
	2020	2019
	US$ thousands	US$ thousands

Salaries and related expenses	4,273	2,895
Subcontractors and consulting	229	62
Office rent and maintenance	110	153
Computer services	138	77
Communication	3	6
Car maintenance	89	96
Depreciation	55	66
Other	113	124

	5,010	3,479

B.	Sales and Marketing Expenses

	Year ended	Year ended
	December 31,	December 31,
	2020	2019
	US$ thousands	US$ thousands

Salaries and related expenses	4,116	2,517
Professional Service	79	49
Sales incentive	37	124
Office rent and maintenance	310	203
Computer services	109	138
Advertising	438	155
Communication	33	26
Travel expenses	17	99
Depreciation	55	21
Other	41	25

	5,235	3,357

PandoLogic Ltd. and its subsidiaries

Notes to the Consolidated Financial Statements as of December 31, 2020

Note 13 - Supplemental Operational Data (cont’d)

C.	General and Administrative Expenses

	Year ended	Year ended
	December 31,	December 31,
	2020	2019
	US$ thousands	US$ thousands

Salaries and related expenses	1,775	1,037
Professional services	294	178
Office supply	16	13
Communication	9	14
Office rent and maintenance	46	95
Computer services	229	66
Travel expenses	17	27
Insurances	31	27
Depreciation	4	9
Doubtful and bad debts	474	190
Other	90	123

	2,985	1,779

Note 14 - Finance Expenses, net

	Year ended	Year ended
	December 31,	December 31,
	2020	2019
	US$ thousands	US$ thousands

Exchange rate differences, net	25	82
Expenses from interest	190	224

Finance expenses, net	215	306

Note 15 - Subsequent Events

On May 20, 2021 the Company acquired the assets and certain liabilities of Wade & Wendy, a privately-owned, Delaware corporation for approximately $6 million plus an additional $4 million in potential milestone payments. The purchase price was comprised of cash, preferred junior A shares and ordinary shares of the Company. The potential milestone payments would be based on certain performance provisions which if fully met would result in the issuance of up to 136,820 in preferred junior A shares of the Company and up to 45,607 ordinary shares. The preferred junior A class of shares were newly issued in conjunction with the transaction. The preferred junior A shares are non-participating and, after the completion of distribution of any proceeds to all other classes of preferred stock, would be entitled to receive, prior and in preference to any distribution of any of the proceeds to the holders of Ordinary Shares of the Company. The acquisition will be accounted for as a business combination.

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